UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  May 25, 2005

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                    0-13801                 95-2888568

       (State or other         (Commission File Number)        (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                           18191 Von Karman, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

                  On May 25, 2005, the Company's Compensation Committee and Board of Directors approved the Company's bonus criteria (the "2006 Bonus Criteria") for each of the Company's Named Executive Officers for the Company's 2006 fiscal year. The 2006 Bonus Criteria provides as follows:
      (i) for the Company's President and Chief Executive Officer, Mr. Louis Silverman, the Bonus Criteria permit a bonus of up to 75% of his base salary tied to meeting certain target increases in EPS performance and revenue growth during the 2006 fiscal year; (ii) for the President of the Company's NextGen Healthcare Information Systems Division, Mr.Patrick Cline, a bonus of up to 100% of his base salary may be earned based on a formula incorporating NextGen divisional revenue and operating income growth; (iii) for the Executive Vice President, General Manager of the Company's QSI Division, Mr. Gregory Flynn, a bonus of up to 35% of his base salary may be earned based upon the achievement of certain qualitative and quantitative goals related to both QSI division performance and other corporate objectives as approved by the Compensation Committee of the Board of Directors and the Board of Directors; and (iv) for the Company's Chief Financial Officer and Secretary, Mr. Paul Holt, a bonus of up to $66,000 may be earned based upon the achievement of certain qualitative goals as approved by the Compensation Committee of the Board of Directors and the Board of Directors.

            The foregoing summary description of the Bonus Criteria does not purport to be complete and is qualified in its entirety by reference to the Bonus Criteria which is attached hereto as Exhibit 10.1 and incorporated by reference into this report. Such Exhibit 10.1 is also a summary of the actual Bonus Criteria used by the Company and does not contain the specific qualitative and quantitative performance related factors and such other factors considered confidential by the Company, the disclosure of which may have an adverse effect upon the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 25, 2005, the Company's Board of Directors elected Louis Silverman and Patrick Cline to the Board of Directors. Each will serve in such capacity in accordance with the Company's Bylaws and the requirements of the General Corporation Law of the State of California. Mr. Silverman is the Company's President and Chief Executive Officer. Mr. Cline is the President of the Company's NextGen Healthcare Information Systems Division. Neither Mr. Silverman nor Mr. Cline is a member of any of the Board's committees.

      Mr. Silverman has an Employment Agreement ("Agreement") with the Company which details the terms of his employment as the Company's Chief Executive Officer. The Agreement granted Mr. Silverman a total of 124,260 options which vest equally over a four year period commencing with the effective date of the Agreement (July 20, 2000). Additionally, on July 20, 2001 he received an additional 59,940 options per his agreement. Mr. Silverman is eligible for a cash bonus of up to 50% of his annual base compensation based on performance goals established jointly between himself and the Board of Directors. Mr. Silverman's employment may be terminated for any reason by himself or the Company upon 60 days written notice. Should Mr. Silverman terminate his employment due to the Company's breach of the Agreement he will be entitled to (i) a lump sum payment equal to six months base compensation; and (ii) 12 months worth of accelerated vesting of granted stock options. Should Mr. Silverman's employment be terminated without cause or by himself for good reason, he will be entitled to (i) unpaid base compensation and vacation earned and accrued through his date of termination plus a lump sum equal to six months base compensation, (ii) any other performance bonus earned and not paid, and (iii) vesting of an additional 25% of all unvested stock options. Should Mr. Silverman's employment be terminated due to a "change of control" he will be entitled to (i) unpaid base compensation and vacation earned plus a lump sum payment equal to six months base compensation; (ii) any performance bonus earned but not paid; and (iii) immediate vesting of all unvested options. A "change of control" is defined as the earliest occurrence of any of the following events: the direct or indirect sale, lease, exchange or other transfer of 35% of more of the total assets of the Company, the merger or consolidation of the Company with another company with the effect that the shareholders of the Company immediately prior to the merger hold less than 51% of the combined voting power of the then outstanding securities of the surviving company; the replacement of a majority of the Company's Directors without the approval of the Board of Directors; the purchase of 25% or more of the combined voting power of the outstanding securities of the Company with the exception of the purchase of securities by Ahmed Hussein or Sheldon Razin of shares owned by either Sheldon Razin or Ahmed Hussein. The Agreement also grants immediate vesting of all unvested options should a change of control occur whether or not Mr. Silverman's employment is terminated.

      Kim Cline, the Company's manager of implementations, is the sister of Pat Cline. Kim Cline earned $138,287 in salary and bonuses during the fiscal year ended March 31, 2004 and was awarded 4,000 stock options during the same period.

      Pursuant to the terms of a Board Service Agreement, each of Mr. Silverman and Mr. Cline have agreed that upon a termination of their respective employment service with the Company for any reason, their respective service upon the Company's Board of Directors shall terminate.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On May 25, 2005, the Board of Directors approved an amendment to
      Article III, Section 2 of the Company's Bylaws to increase the number of authorized directors from seven to nine, effective immediately.

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired. Not applicable.

      (b)   Pro Forma Financial Information.             Not applicable.

      (c)   Exhibits.

            Exhibit No.       Description
            -----------       -----------

            3.0               A copy of the Company's Bylaws, as amended.

            10.1              2006 Bonus Criteria for Named Executive Officers.

            10.2.1            Board Service Agreement - Lou Silverman

            10.2.2            Board Service Agreement - Patrick Cline

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2005                  QUALITY SYSTEMS, INC.


                                     By:      /s/ Paul Holt
                                        -------------------------------
                                              Paul Holt
                                              Chief Financial Officer